Exhibit 15.5

Level 15/300 Adelaide Street Brisbane QLD 4000
GPO Box 2207 Brisbane QLD 4001
Telephone +61 7 3231 3800
Facsimile +61 7 3211 9815
Email: brisbane@snowdengroup.com
www.snowdengroup.com

Perth, Brisbane, Johannesburg, Vancouver, Calgary, Belo Horizonte, Oxford

To the Board of Directors of

Vale S.A. (“Vale”)

Ladies and Gentlemen:

Snowden Mining Industry Consultants Pty Ltd hereby consents to (a) being named in the Annual Report on Form 20-F of Vale S.A. (“Vale”) for the year ended December 31, 2011 (the “2011 20-F”) as having prepared certain coal reserve estimates and (b) the incorporation by reference of the 2011 20-F into the Registration Statements on Form F-3 of: Vale and Vale Overseas Limited (File Nos. 333-162822 and 333-162822-01); Vale and Vale Capital II (File Nos. 333-160448 and 333-160448-01); and Vale and Vale Capital Limited (File Nos. 333-143857 and 333-143857-01).

Very truly,

/s/ Craig Morley
Craig Morley
Chief Executive Officer

Snowden Mining Industry Consultants Pty Ltd ABN 99 085 319 562

Snowden Consent Letter 2011